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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) __

                            FIRST UNION NATIONAL BANK
               (Exact Name of Trustee as Specified in its Charter)

                                   22-1147033
                      (I.R.S. Employer Identification No.)

               301 SOUTH COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
                    (Address of Principal Executive Offices)

                                   28288-0630
                                   (Zip Code)

                            FIRST UNION NATIONAL BANK
                             123 SOUTH BROAD STREET
                             PHILADELPHIA, PA 19109
                    ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (215) 985-6000
            (Name, address and telephone number of Agent for Service)

                       PEGASUS COMMUNICATIONS CORPORATION
               (Exact Name of Obligor as Specified in its Charter)

                                    DELAWARE
         (State or other jurisdiction of Incorporation or Organization)

                                   51-0374669
                      (I.R.S. Employer Identification No.)


                              225 CITY LINE AVENUE
                                    SUITE 200
                                 BALA CYNWYD, PA
                    (Address of Principal Executive Offices)

                                      19004
                                   (Zip Code)

                       Senior Subordinated Debt Securities

            Application relates to all securities registered pursuant
                 to the delayed offering registration statement
                         (Title of Indenture Securities)


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1. General information.

Furnish the following information as to the trustee:

a) Name and address of each examining or supervisory authority to which it is subject:
   Comptroller of the Currency
   United States Department of the Treasury
   Washington, D.C.  20219

   Federal Reserve Bank
   Richmond, Virginia 23219

   Federal Deposit Insurance Corporation
   Washington, D.C.  20429

b) Whether it is authorized to exercise corporate trust powers.

   Yes.


2. Affiliations with obligor.

   If the obligor is an affiliate of the trustee, describe each such affiliation.

   None.


3. Voting securities of the trustee.

   Furnish the following information as to each class of voting securities of the trustee:

   Not applicable - see answer to Item 13.


4. Trusteeships under other indentures.

   If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

   Not applicable - see answer to Item 13.


5. Interlocking directorates and similar relationships with the obligor or underwriters.

    If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

    Not applicable - see answer to Item 13.


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6.  Voting securities of the trustee owned by the obligor or its officials.

    Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

    Not applicable - see answer to Item 13.


7.  Voting securities of the trustee owned by underwriters or their officials.

    Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

    Not applicable - see answer to Item 13.


8.  Securities of the obligor owned or held by the trustee.

    Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

    Not applicable - see answer to Item 13.


9.  Securities of underwriters owned or held by the trustee.

    If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

     Not applicable - see answer to Item 13.


10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or
(2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

     Not applicable - see answer to Item 13.


11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

     Not applicable - see answer to Item 13.


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12.  Indebtedness of the obligor to the trustee.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

     Not applicable - see answer to Item 13.


13.  Defaults by the obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     None.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

      None

14.   Affiliations with the underwriters.

      If any underwriter is an affiliate of the trustee, describe each such affiliation.

      Not applicable - see answer to Item 13.


15.   Foreign trustee.

      Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

      Not applicable - trustee is a national banking association organized under the laws of the United States.




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16.    List of Exhibits.

       List below all exhibits filed as part of this statement of eligibility.

___ 1. Copy of Articles of Association of the trustee as now in effect.*

    2. Copy of the Certificate of the Comptroller of the Currency dated March 4, 1998, evidencing the authority of the trustee to transact business.**

    3. Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller of the Currency dated April 7, 1999.***

___ 4. Copy of existing by-laws of the trustee.*

___ 5. Copy of each indenture referred to in Item 4, if the obligor is in default.

       -Not Applicable.

_X_ 6. Consent of the trustee required by Section 321(b) of the Act.

_X_ 7. Copy of report of condition of the trustee at the close of business on December 31,1999, published pursuant to the requirements of its supervising authority.


___ 8. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
       - Not Applicable

___ 9. Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act.
       - Not Applicable
---------------------
       *Previously filed with the Securities and Exchange Commission on March 16, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-47985, ** and filed with the Securities and Exchange Commission on July 15, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-59145, and incorporated herein by reference, *** and filed with the Securities and Exchange Commission on May 20, 1999 in connection with Registration Statement Number 333-78927 and incorporated herein by reference.




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                                      NOTE

        The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.



                                    SIGNATURE

       Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia and Commonwealth of Pennsylvania, on the 27h day of March 2000.


                                       FIRST UNION NATIONAL BANK



                                       By: s/Alan G. Finn
                                           -------------------
                                           Alan G. Finn
                                           Vice President





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                                                                      EXHIBIT 6





                               CONSENT OF TRUSTEE



  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Pegasus Communications Corporation, Debt Securities, First Union National Bank, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                                    FIRST UNION NATIONAL BANK


                                                    By: s/Alan G. Finn
                                                        Alan G. Finn
                                                        Vice President




Philadelphia, Pennsylvania

March 27, 2000


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                                                                      EXHIBIT 7

                               REPORT OF CONDITION


Consolidating domestic and foreign subsidiaries of the First Union National Bank, Charlotte, North Carolina, at the close of business on December 31, 1999 published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 22693 Comptroller of the Currency.
Statement of Resources and Liabilities

                                     ASSETS
                                                            Thousand of Dollars
                                                            -------------------
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin.......          10,364,000
  Interest-bearing balances................................             755,000
Securities.................................................           /////////
  Held-to-maturity securities..............................           1,635,000
  Available-for-sale securities............................          49,595,000
Federal funds sold and securities purchases to resell......           2,151,000
Loans and lease financing receivables:
Loan and leases, net of unearned income....................         137,708,000
LESS: Allowance for loan and lease losses..................           1,741,000
LESS: Allocated transfer risk reserve......................                   0
Loans and leases, net of unearned income, allowance, and
 reserve...................................................         135,967,000
Assets held in trading accounts............................           8,688,000
Premises and fixed assets (including capitalized leases)...           3,184,000
Other real estate owned....................................              99,000
Investment in unconsolidated subsidiaries and associated             //////////
 companies.................................................             248,000
Customer's liability to this bank on acceptances
 outstanding...............................................             995,000
Intangible assets..........................................           5,027,000
Other assets...............................................          10,564,000
Total assets...............................................         229,272,000

                                   LIABILITIES
Deposits:
     In domestic offices...................................         133,606,000
       Noninterest-bearing.................................          21,268,000
       Interest-bearing....................................         112,338,000
     In foreign offices, Edge and Agreement subsidiaries,
      and IBFs.............................................          11,028,000
       Noninterest-bearing.................................             548,000
       Interest-bearing....................................          10,480,000
Federal funds purchased and securities sold under
 agreements to repurchase .................................          24,013,000
Demand notes issued to the U.S. Treasury...................           4,569,000
Trading liabilities........................................           5,696,000
Other borrowed money:......................................           /////////
     With original maturity of one year or less............          14,068,000
     With original maturity of more than one year thru
      3 yrs. ..............................................           5,061,000
     With a maturity of more than three years..............           2,221,000
Not applicable ............................................            ////////
Bank's liability on acceptances executed and outstanding...             995,000
Subordinated notes and debentures..........................           4,269,000
Other liabilities..........................................           6,611,000
Total liabilities..........................................         212,137,000
Not applicable.............................................         ///////////



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                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus..............             161,000
Common Stock...............................................             455,000
Surplus....................................................          13,306,000
Undivided profits and capital reserves.....................           4,188,000
Net unrealized holding gains (losses) on available-for-sale           /////////
 securities................................................            (971,000)
Cumulative foreign currency translation adjustments........             ( 4,000)
Total equity capital.......................................          17,135,000
Total liabilities and equity capital.......................         229,272,000